Exhibit 99.1

USG Corporation Reports Second Quarter 2011 Results

CHICAGO--(BUSINESS WIRE)--July 22, 2011--USG Corporation (NYSE:USG):

Second Quarter 2011 vs. Second Quarter 2010

Consolidated Business Highlights

  Sales decreased to $761 million compared to $769 million
  Operating loss of $21 million compared to $25 million
  Adjusted operating loss of $19 million compared to $18 million

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 986 MMSF vs. 1,070 MMSF
  U.S. Gypsum average wallboard price of $111.55 per thousand square feet vs. $114.17
  Worldwide Ceilings operating profit of $22 million compared to $23 million
  L&W operating loss of $14 million compared to $22 million

USG Corporation (NYSE:USG), a leading building products company, today reported second quarter 2011 net sales of $761 million, an operating loss of $21 million and a net loss of $70 million, or $0.69 per share based on 103.6 million average shares outstanding. In last year’s second quarter, the operating loss was $25 million and the net loss was $74 million, or $0.74 per share based on 99.5 million average shares outstanding.

“We are continuing to pursue our near-term and long-term strategic priorities during the protracted recession in our domestic markets,” said James Metcalf, President and CEO. “By strengthening our core businesses, diversifying the sources of our earnings and aggressively leveraging our innovation leadership to differentiate USG’s products from the competition, we are confident that we can successfully navigate this recession and capitalize on a recovery.”

The corporation’s adjusted operating loss was $19 million in the second quarter of 2011, which compares to an adjusted operating loss of $18 million in the second quarter of 2010. The adjusted operating loss for the second quarter of 2011 excludes $2 million of restructuring and long-lived asset impairment charges, while the adjusted operating loss for the second quarter of 2010 excludes $7 million of restructuring and long-lived asset impairment charges.

For the first half of 2011, the corporation reported net sales of $1.5 billion and a net loss of $175 million, or $1.70 per share based on 103.3 million average shares outstanding. For the first half of 2010, net sales were $1.5 billion and the net loss was $184 million, or $1.85 per diluted share based on 99.5 million average shares outstanding. The corporation’s results for the first six months of 2011 included restructuring and long-lived asset impairment charges of $11 million, and its results for the first six months of 2010 included restructuring and long-lived asset impairment charges of $19 million.

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG Web site, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-866-352-2116 for participants in the United States (1-630-691-2782 for callers from other countries), and the pass code is 30234798. After the live webcast, a replay of the webcast will be available on the USG Web site. In addition, a telephonic replay of the call will be available until Friday, July 29, 2011. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 30234798.

USG Corporation is a manufacturer and distributor of high-performance building systems through its United States Gypsum Company, USG Interiors, Inc., L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s worldwide operations serve the residential and non-residential construction markets, repair and remodel construction markets, and industrial processes. USG’s wall, ceiling, flooring and roofing products provide leading-edge building solutions for customers, while L&W Supply branch locations efficiently stock and deliver building materials nationwide. For additional information, visit the USG Web site at www.usg.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material, energy, transportation and employee benefit costs; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates; changes in laws or regulations, including environmental and safety regulations; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release.

USG CORPORATION
CONSOLIDATED STATEMENT OF EARNINGS
(dollars in millions except per share data)
(Unaudited)

	Three Months		Six Months
	ended June 30,		ended June 30,
	2011	2010	2011	2010

Net sales	$761	$769	$1,482	$1,485

Cost of products sold	708	714	1,393	1,416

Gross profit	53	55	89	69

Selling and administrative expenses	72	73	157	157

Restructuring and long-lived asset
impairment charges	2	7	11	19

Operating loss	(21)	(25)	(79)	(107)

Interest expense	52	44	104	89

Interest income	(2)	(1)	(4)	(2)

Other income, net	(2)	(1)	(2)	-

Loss before income taxes	(69)	(67)	(177)	(194)

Income tax expense (benefit)	1	7	(2)	(10)

Net loss	$(70)	$(74)	$(175)	$(184)

Basic loss per common share	$(0.69)	$(0.74)	$(1.70)	$(1.85)
Diluted loss per common share	$(0.69)	$(0.74)	$(1.70)	$(1.85)

Average common shares	103,550,643	99,519,512	103,286,025	99,452,477
Average diluted common shares	103,550,643	99,519,512	103,286,025	99,452,477

Other Information:
Depreciation, depletion and amortization	$44	$45	$85	$90
Capital expenditures	$12	$5	$25	$11

Average common shares and average diluted common shares outstanding are calculated in accordance with
Accounting Standards Codification 260, "Earnings Per Share."

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three Months		Six Months
	ended June 30,		ended June 30,
	2011	2010	2011	2010
Net Sales:

North American Gypsum:
United States Gypsum Company	$322	$336	$640	$668
CGC Inc. (gypsum)	76	75	152	151
USG Mexico, S.A. de C.V.	40	37	81	73
Other subsidiaries*	7	9	14	15
Eliminations	(25)	(29)	(51)	(55)
Total	420	428	836	852

Building Products Distribution:
L&W Supply Corporation	270	282	513	530

Worldwide Ceilings:
USG Interiors, Inc.	112	111	222	214
USG International	55	57	116	114
CGC Inc. (ceilings)	18	16	37	33
Eliminations	(12)	(12)	(25)	(24)
Total	173	172	350	337

Eliminations	(102)	(113)	(217)	(234)
Total USG Corporation	$761	$769	$1,482	$1,485

Operating Profit (Loss):

North American Gypsum:
United States Gypsum Company	$(21)	$(16)	$(50)	$(53)
CGC Inc. (gypsum)	2	6	5	13
USG Mexico, S.A. de C.V.	5	4	10	7
Other subsidiaries*	(2)	(5)	(10)	(13)
Total	(16)	(11)	(45)	(46)

Building Products Distribution:
L&W Supply Corporation	(14)	(22)	(36)	(61)

Worldwide Ceilings:
USG Interiors, Inc.	15	18	33	30
USG International	3	2	7	5
CGC Inc. (ceilings)	4	3	8	6
Total	22	23	48	41

Corporate	(15)	(14)	(44)	(37)
Eliminations	2	(1)	(2)	(4)
Total USG Corporation	$(21)	$(25)	$(79)	$(107)

* Includes a shipping company in Bermuda, and a mining operation in Nova Scotia.

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	June 30,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$402	$629
Short-term marketable securities	158	128
Restricted cash	2	4
Receivables (net of reserves - $18 and $17)	380	327
Inventories	313	290
Income taxes receivable	2	3
Deferred income taxes	6	6
Other current assets	56	50
Total current assets	1,319	1,437

Long-term marketable securities	165	150
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,619 and $1,546)	2,221	2,266
Other assets	244	234

Total Assets	$3,949	$4,087

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$234	$218
Accrued expenses	278	294
Current portion of long-term debt	7	7
Income taxes payable	5	10
Total current liabilities	524	529

Long-term debt	2,299	2,301
Deferred income taxes	8	7
Other liabilities	591	631
Commitments and contingencies

Stockholders' Equity:
Preferred stock	-	-
Common stock	10	10
Treasury stock	-	(55)
Capital received in excess of par value	2,556	2,565
Accumulated other comprehensive loss	(13)	(50)
Retained earnings (deficit)	(2,026)	(1,851)
Total stockholders' equity	527	619

Total Liabilities and Stockholders' Equity	$3,949	$4,087

Other Information:
Total cash and cash equivalents and marketable securities	$725	$907
Borrowing availability from lines of credit	198	156
Total Liquidity	$923	$1,063

USG CORPORATION
RECONCILIATION of ADJUSTED OPERATING LOSS to REPORTED GAAP OPERATING LOSS
(dollars in millions)
(Unaudited)

	Three Months		Six Months
	ended June 30		ended June 30
	2011	2010	2011	2010

Adjusted Operating Profit (Loss):
North American Gypsum	$(14)	$(5)	$(36)	$(36)
Building Products Distribution	(14)	(21)	(35)	(52)
Worldwide Ceilings	22	23	48	41
Corporate	(15)	(14)	(43)	(37)
Eliminations	2	(1)	(2)	(4)
Total	(19)	(18)	(68)	(88)

Restructuring and Long-Lived
Asset Impairment Charges:
North American Gypsum	2	6	9	10
Building Products Distribution	-	1	1	9
Worldwide Ceilings	-	-	-	-
Corporate	-	-	1	-
Total	2	7	11	19

Reported GAAP Operating Profit (Loss):
North American Gypsum	(16)	(11)	(45)	(46)
Building Products Distribution	(14)	(22)	(36)	(61)
Worldwide Ceilings	22	23	48	41
Corporate	(15)	(14)	(44)	(37)
Eliminations	2	(1)	(2)	(4)
Total	(21)	(25)	(79)	(107)

References to Adjusted Operating Loss are non-GAAP measures. Management believes this information provides investors with a more useful comparison of the corporation's ongoing business performance.

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED PRICE & SHIPMENTS

	Quarter 1		Quarter 2		Quarter 3		Quarter 4		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2011	$109.15	0.99	$111.55	0.99

2010	$106.58	1.15	$114.17	1.07	$114.45	1.03	$111.95	0.95	$111.66	4.20

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media Inquiries: 312/436-4356
Investor Relations: 312/436-4110